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                                                                    Exhibit 23.3


                        Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in this pre-effective amendment to the Registration Statement of FirstMerit Corporation on Form S-4 of our report dated April 22, 1998, appearing in Appendix C to Part 1 (Prospectus and Proxy Statement) of Registration Statement No. 333-57439 on Form S-4 of FirstMerit Corporation filed on June 22, 1998. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
October 16, 1998